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              Securities Exchange Act of 1934 (Amendment No.   )

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                           AXP Partners Series, Inc.
                 AXP Variable Portfolio - Partners Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

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

American
   Express(R)
 Partners Funds

AXP(R) Partners
         Small Cap Value Fund

AXP(R) VP - Partners
         Small Cap Value Fund

901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

INFORMATION STATEMENT

American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474

AMERICAN
  (R)EXPRESS


Oct. 1, 2003


Dear Shareholder:

Effective Aug. 11, 2003, National City Investment Management Company (National
City), one of the subadvisers on the AXP Partners Small Cap Value Fund and VP Partners Small Cap Value Fund, was replaced by Goldman Sachs Asset Management
(GSAM).

Two of the Funds' existing subadvisers, Royce & Associates, LLC (Royce) and Third Avenue Management, LLC (Third Avenue), did not change and will remain with AXP Partners Small Cap Value Fund.

The addition of GSAM brings an added element of bottom-up, research-intensive investment process to the Fund. This strengthens, but does not alter, the Fund's investment goal, which is to provide long-term capital appreciation. The Fund seeks above-average returns and low relative risk in the small cap universe.

American Express constantly seeks top talent in the investment industry to manage its Partners Funds, giving investors the unique opportunity to benefit from the combination of top-tier outside money management and American Express Funds service. GSAM is one of the oldest investment management firms on Wall Street, with a reputation in the small-cap value area for a highly disciplined approach to stock selection. The experience and talent of GSAM, combined with that of Royce and Third Avenue, forms an investment team that will benefit you in the long term.

Thank you for investing in American Express Partners Funds. Please consult with your financial advisor for further information regarding your investment.

Sincerely,

Paula R. Meyer

President - American Express Funds

Stocks of small companies generally may be subject to abrupt or erratic price movements more so than stocks of larger companies. Some of these companies also have fewer financial resources.

For more complete information about our funds, including fees and expenses, please call (800) 297-3863, TTY: (800) 846-4852 for a prospectus. Read it carefully before you invest.

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2   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

INFORMATION STATEMENT


This information statement is being provided to the shareholders of AXP Partners Small Cap Value Fund and AXP VP - Partners Small Cap Value Fund (each a "Fund" and together the "Funds") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds have received from the Securities and Exchange Commission. This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve each Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This information statement is being mailed to shareholders of the Funds on or about Oct. 1, 2003.


THE FUNDS AND THEIR MANAGEMENT AGREEMENTS

AXP Partners Small Cap Value Fund is a series of AXP Partners Series, Inc. (the "AXP Corporation"). AXP VP - Partners Small Cap Value Fund is a series of AXP VP
- Partners Series, Inc. (the "AXP VP Corporation"). Each Corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated Dec. 1, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a Fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.


Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.


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3   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                        AND THE NEW SUBADVISORY AGREEMENT

Prior to Aug. 11, 2003, a portion of each Fund's assets was managed by National City Investment Management Company ("National City"). At a meeting of the Board held on July 9-10, 2003, the Board members, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of AEFC to terminate the Subadvisory Agreement with National City and to approve a new Subadvisory Agreement with Goldman Sachs Asset Management, L.P. ("GSAM"), which became effective in July 2003.

The recommendation to replace National City with GSAM was made by AEFC in the ordinary course of its ongoing evaluation of the subadvisers' performance and investment strategy and after extensive research of numerous candidate firms and analysis of each candidate's people, philosophy, investment process and long-term performance record. The recommendation to hire GSAM was based on AEFC's belief that GSAM is a high quality subadviser with a demonstrated ability to manage assets and manage overall risk of a portfolio and would be appropriately suited to co-manage the Funds with the Funds' other subadvisers.

Under the IMS Agreement, each Fund pays AEFC a fee as follows:

AXP Partners Small Cap Value

Assets (billions)            Annual rate at each asset level
First$0.25                                0.970%
Next  0.25                                0.945
Next  0.25                                0.920
Next  0.25                                0.895
Over  1.00                                0.870

AXP VP - Partners Small Cap Value

Assets (billions)            Annual rate at each asset level
First $0.25                               1.020%
Next   0.25                               1.000
Next   0.25                               0.980
Next   0.25                               0.960
Next   1.00                               0.940
Over   2.00                               0.920

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4   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

From this fee, AEFC will pay GSAM at a rate of 0.60% on the first $100 million and 0.55% thereafter. The fee paid by AEFC to National City was 0.50% on the first $100 million, 0.45% on the next $100 million and 0.40% thereafter. For the period from Aug. 1, 2002 (the date National City began to manage the assets of the Funds) through the end of the last fiscal year, the following fees were paid to AEFC and to National City.

                                                                 Fees paid
                                              Fees paid         by AEFC to
                                              to AEFC*         National City
AXP Partners Small Cap Value
(fiscal year ended 5/31/2003)                 $4,558,421          $153,199

AXP VP - Partners Small Cap Value
(fiscal year ended 8/31/2002)                   $104,648            $1,168


*AEFC uses these fees to pay all three subadvisers.

Other than the identity of the subadviser, the fee schedule, the cap on the assets of the Funds which GSAM will co-manage and the effective and renewal dates, there are no material differences between the GSAM Subadvisory Agreement and the National City Subadvisory Agreement.

INFORMATION ABOUT GSAM

GSAM has been providing investment advisory services since 1990 to institutional investors such as pension funds, endowments, foundations, financial institutions, corporations and governments. As of June 30, 2003, GSAM had approximately $314.6 billion in assets under management. GSAM, with principal offices at 32 Old Slip, New York, NY, 10005, is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded financial services company, located at 85 Broad Street, New York, NY 10004. The following table provides information on the principal executive officers and directors of GSAM.

Name                                              Title and Principal Occupation

Henry M. Paulson, Jr.                                          Managing Director

Robert J. Hurst                                                Managing Director

John A. Thain                                                  Managing Director

John L. Thorton                                                Managing Director

David W. Blood            Managing Director and Co-Head (Asset Management Group)

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5   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

Other Funds with Similar Investment Objectives Managed by GSAM

                          Assets ($ millions)
Name                       as of June 30, 2003           Management Fee*
Goldman Sachs Small
       Cap Value Fund        $781.30 million                    1.00%

* Annual rate based on average daily net assets.

In evaluating the recommendation to hire GSAM as a subadviser for the Funds, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    The subadviser's proposed investment strategy for the Funds.

o The Goldman Sachs Small Cap Value Fund's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o The investment management fee paid by the Funds' shareholders will not change.

o The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Funds and the IMS Agreement between each Fund and AEFC.

Based on the foregoing analysis, the Board concluded that the approval of the GSAM Subadvisory Agreement is in the best interests of each Fund and its shareholders.

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. Currently, AEFC anticipates allocating new assets so that over time each subadviser manages approximately one-third of each Fund. As of June 30, 2003, the Funds' assets were managed as follows:

                                    Royce       Third Avenue     National City
AXP Partners Small Cap Value         59%              33%              8%
AXP VP - Partners Small Cap Value    50%              30%             20%

As of Nov. 13, 2003, the fee paid by AEFC to Royce increased to 0.80% on the first $100 million, 0.70% on the next $50 million, 0.65% on the next $50 million, and 0.60% thereafter. The fee paid by the Fund to AEFC will not change.


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6   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

FINANCIAL INFORMATION

The Funds' most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the Web site at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP

As of the record date of June 30, 2003 no shareholder owned 5% or more of AXP Partners Small Cap Value Fund's outstanding shares. Separate accounts of IDS Life Insurance Company, IDS Life Insurance Company of New York, American Centurion Life Assurance Company, and American Enterprise Life Insurance Company owned 100% of the outstanding shares of AXP VP - Partners Small Cap Value Fund. As of June 30, 2003, Board members and officers of each Fund owned less than 1% of the outstanding shares of the Funds.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.


Oct. 1, 2003


By Order of the Board of Directors

Leslie L. Ogg, Secretary

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7   --  AXP(R) PARTNERS SMALL CAP VALUE FUND   --   INFORMATION STATEMENT
             AXP(R) VP - PARTNERS SMALL CAP VALUE FUND

AXP Partners Small Cap Value Fund
AXP VP - Partners Small Cap Value Fund
70100 AXP Financial Center
Minneapolis, MN 55474


S-6239-6 A (10/03)